EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 20, 2006 relating to the consolidated financial statements and financial statement schedule of Lazard Ltd, appearing in the Annual Report on Form 10-K of Lazard Ltd for the year ended December 31, 2005 and to the reference to us under the heading “Experts” in the Prospectus Supplement, which is part of this Registration Statement.

/s/    Deloitte & Touche LLP

New York, New York

November 20, 2006